SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                               Act of 1934
                              (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

                         BANCTRUST FINANCIAL GROUP, INC.
                -------------------------------------------------
                Name of the Registrant as Specified In Its Charter

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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    paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1. Amount Previously Paid:

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BancTrust Financial Group, Inc.
Post Office Box 3067
Mobile, Alabama 36652
Telephone 251/431-7800

[logo]                                        F. MICHAEL JOHNSON
                                              CHIEF FINANCIAL OFFICER
                                              AND SECRETARY

To the Shareholders of
BancTrust Financial Group, Inc.

	NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the Annual Meeting of the Shareholders of BancTrust Financial Group, Inc. will be held at 100 Saint Joseph Street, Mobile, Alabama, on May 15, 2003, at 10:00 a.m., C.D.T. for the purpose of considering and voting upon the following matters:

        1. Election of Directors. Election as directors of the seventeen nominees named in the enclosed Proxy Statement.

        2. Other Business. Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

	Only those shareholders of record at the close of business on March 21, 2003, shall be entitled to notice of and to vote at the meeting.

	We hope very much that you will attend the meeting, but whether you plan to attend or not we would appreciate your signing and returning the enclosed Proxy. Should you attend the meeting in person, the Proxy can be revoked at your request.

	Management sincerely appreciates your support and cooperation, and we earnestly solicit your continued help during 2003.

                                By Order of the Board of Directors,
                                /s/F. Michael Johnson
                                F. Michael Johnson
                                Chief Financial Officer
                                and Secretary


NOTICE: YOUR PROXY FORM AND RETURN ENVELOPE ARE INSIDE THIS ENVELOPE.

                    BANCTRUST FINANCIAL GROUP, INC.
                  100 Saint Joseph Street, Mobile, Alabama 36602
                             PROXY STATEMENT
                 Annual Meeting, May 15, 2003, 10:00 a.m., C.D.T.

        This Proxy Statement and the enclosed Proxy are first being mailed on or about April 9, 2003, to shareholders of BancTrust Financial Group, Inc. ("BancTrust") in connection with the solicitation of proxies by the Board of Directors of BancTrust for use at the Meeting of Shareholders on May 15, 2003, to be held at 100 Saint Joseph Street, Mobile, Alabama, and any adjournment thereof.

	BancTrust is the parent company and owner of 100% of the stock of BankTrust (the "Mobile Bank"), headquartered in Mobile, Alabama, BankTrust of Brewton (the "Brewton Bank"), headquartered in Brewton, Alabama, The Monroe County Bank (the "Monroeville Bank"), headquartered in Monroeville, Alabama, The Commercial Bank of Demopolis (the "Demopolis Bank"), headquartered in Demopolis, Alabama, Sweet Water State Bank (the "Sweet Water Bank"), headquartered in Sweet Water, Alabama, South Alabama Trust Company (the "Trust Company"), headquartered in Mobile, Alabama, and Wewahitchka State Bank (the "Florida Bank"), headquartered in Wewahitchka, Florida.

                           VOTING SECURITIES

	As of the record date, March 21, 2003, there were 8,740,907 shares of BancTrust's common stock outstanding. Each share is entitled to one vote.

Security Ownership of Directors, Nominees, 5% Shareholders and Officers

	As of the record date there were no known 5% shareholders of BancTrust. The following chart reflects the number of shares beneficially owned by (i) each director and nominee of BancTrust; (ii) each executive officer named in the Summary Compensation Table; and (iii) the directors and officers of BancTrust as a group.

                                       Number of Shares and Nature of
                                  Beneficial Ownership as of March 21, 2003(1)
                               ----------------------------------------------------------
                               Voting/Investment Power
                               --------------------------
Name of Beneficial                                                            Percentage
Owner or Group                  Sole            Shared          Aggregate     of Total(2)
                                ----------      ------------    ----------    -----------
John B. Barnett, III            84,276(3)       172,783(4)      257,059        2.88%
Stephen G. Crawford             98,650(5)        48,450(6)      147,100        1.68
Haniel F. Croft                 22,323(7)             0          22,323         .25
David C. De Laney               39,650(8)        33,050(9)       72,700         .83
Broox G. Garrett, Jr. (10)       7,191(11)       78,994(12)      86,185         .99
W. Dwight Harrigan             213,900(13)            0         213,900        2.45
James P. Hayes, Jr .             5,765(14)       37,618(15)      43,383         .50
Clifton C. Inge (16)            38,600(17)            0          38,600         .44
F. Michael Johnson              50,180(18)            0          50,180         .56
W. Bibb Lamar, Jr .            104,622(19)        1,342(20)     105,964        1.19
John H. Lewis, Jr.               4,850           17,323(21)      22,173         .25
Stratton F. Lewis, Jr. (22)     37,667(23)       36,188(24)      73,855         .83
Richard S. Manley               25,650                0          25,650         .29
Thomas E. McMillan, Jr. (25)   104,455(26)      309,459(27)     413,914        4.73
J. Richard Miller, III (28)    168,563(29)            0         168,563        1.93
Harris V. Morrissette (16)      17,454(30)            0          17,454         .20
J. Stephen Nelson               61,861(31)          592(32)      62,453         .70
Paul D. Owens, Jr. (25)         71,742(33)      256,880(34)     328,622        3.76
Earl H. Weaver (10/28)          60,071(35)       38,372(36)      98,443        1.13

All directors and officers
of BancTrust as
a group (20 persons)         1,235,584          859,040       2,094,624(37)   23.44%

(1) The table includes shares of stock treated as beneficially owned under Securities and Exchange Commission regulations. Shares are beneficially owned if, through any contract, relationship, arrangement, understanding, or otherwise, either voting power or investment power is held or shared directly or indirectly. Shares deemed to be beneficially owned also include shares which may be acquired within sixty days. The total number of shares beneficially owned is broken down into the following two categories: (i) shares as to which voting power/investment power is held solely; and (ii) shares as to which voting power/investment power is shared. The percentage calculation is based on the aggregate number of shares beneficially owned as a percentage of outstanding shares.

(2) The percentage calculations for Mr. Nelson, Mr. Lamar, Mr. Barnett, Mr. Croft and Mr. Stratton Lewis assume that all 147,881 shares subject to their exercisable outstanding options at March 10, 2003, were outstanding. The percentage calculations for all other directors, except Mr. John Lewis and Mr. Manley, assume that all 7,150 shares subject to their exercisable outstanding options at March 10, 2003, were outstanding. The percentage calculation for all directors and officers of BancTrust, as a group, assumes that all 193,591 shares subject to exercisable outstanding options at March 10, 2003, were outstanding.

(3) Includes 4,580 shares subject to purchase within 60 days pursuant to options granted to Mr. Barnett as to which he would have sole voting and investment power.

(4) Includes the following shares as to which Mr. Barnett disclaims any actual beneficial ownership: 11,523 shares owned by Mr. Barnett's wife and 66,420 shares held by Mr. Barnett as co-trustee of three separate irrevocable trusts; 51,190 shares owned by an aunt, but as to which Mr. Barnett has voting and investment power by durable power of attorney; and 49,650 shares held by Barnett Charitable Foundation, a private charitable foundation of which Mr. Barnett is president and as such shares voting and investment power.

(5) Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Crawford as to which he would have sole voting and investment power.

(6) Includes 39,000 shares owned by the trustee of Mr. Crawford's self-directed subaccount of his law firm's retirement plan. The figure also includes the following shares as to which Mr. Crawford disclaims any actual beneficial ownership: 4,500 shares owned by Mr. Crawford as trustee for two of his children; 2,700 shares owned by his wife; and 2,250 shares owned by his wife as custodian for two of his children under the Uniform Transfers to Minors Act.

(7) Includes 19,080 shares subject to purchase within 60 days pursuant to options granted to Mr. Croft as to which he would have sole voting and investment power.

(8) Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. De Laney as to which he would have sole voting and investment power and 18,500 shares owned by The Christopher Company, an Alabama general partnership. Mr. De Laney is a general partner in the partnership.

(9) All such shares are owned by the trustee of Mr. De Laney's employer's retirement plan. Mr. De Laney may be deemed to share voting and investment power with respect to those shares.

(10) Mr. Garrett and Mr. Weaver are first cousins.

(11) Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Garrett as to which he would have sole voting and investment power.

(12) Includes 69,268 shares owned by Mr. Garrett as trustee of the Broox G. Garrett Family Trust and 9,726 shares owned jointly with his wife.

(13) Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Harrigan as to which he would have sole voting and investment power.

(14) Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Hayes as to which he would have sole voting and investment power.

(15) All such shares are owned by Mr. Hayes as co-trustee of the Elizabeth Brannon Hayes Marital Trust.

(16) Mr. Inge is Mr. Morrissette's uncle.

(17) Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Inge as to which he would have sole voting and investment power.

(18) Includes 32,680 shares subject to purchase within 60 days pursuant to options granted to Mr. Johnson as to which he would have sole voting and investment power.

(19) Includes 79,080 shares subject to purchase within 60 days pursuant to options granted to Mr. Lamar as to which he would have sole voting and investment power.

(20) Includes 1,125 shares owned by Mr. Lamar as custodian under the Uniform Transfers to Minors Act and 217 shares owned by his wife through her self-directed IRA account.

(21) Includes 750 shares owned by Mr. John Lewis as Executor of his father's estate, 16,123 shares owned jointly with his wife and 450 shares owned by his wife.

(22) Mr. Stratton Lewis is the first cousin of J. Olen Kerby, Jr., an executive officer of BancTrust.

(23) Includes 2,880 shares subject to purchase within 60 days pursuant to options granted to Mr. Stratton Lewis as to which he would have sole voting and investment power.

(24) Includes 33,128 shares owned jointly by Mr. Stratton Lewis with his son and 3,060 shares owned jointly by Mr. Stratton Lewis with his mother.

(25) Mr. McMillan and Mr. Owens are brothers-in-law.

(26) Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. McMillan as to which he would have sole voting and investment power and 44,400 shares owned by Thomas, Ltd., a limited partnership. Mr. McMillan is managing general partner of the partnership.

(27) Includes 172,434 shares owned by McMillan, Ltd., a limited partnership of which Mr. McMillan is a managing general partner, and 108,054 shares and 28,971 shares owned by Mr. McMillan as co-trustee under the wills of his grandmother and grandfather, respectively.

(28) Mr. Miller is Mr. Weaver's wife's first cousin.

(29) Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Miller as to which he would have sole voting and investment power and 167,178 shares owned by Miller Investments, a general partnership. Mr. Miller is Managing Partner of the partnership.

(30) Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Morrissette as to which he would have sole voting and investment power.

(31) Includes 42,261 shares subject to purchase within 60 days pursuant to options granted to Mr. Nelson as to which he would have sole voting and investment power.

(32) All such shares are owned by Mr. Nelson's wife.

(33) Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Owens as to which he would have sole voting and investment power.

(34) Includes 172,434 shares owned by McMillan, Ltd., a limited partnership of which Mr. Owens is a managing partner, 69,100 shares owned as trustee of two revocable management trusts for his daughters, 6,264 shares owned jointly with his wife and 9,082 shares owned by his wife.

(35) Includes 650 shares subject to purchase within 60 days pursuant to options granted to Mr. Weaver as to which he would have sole voting and investment power.

(36) Includes 38,372 shares owned by Mr. Weaver's wife, as to which Mr. Weaver disclaims any actual beneficial ownership.

(37) Includes 193,591 shares subject to purchase within 60 days pursuant to options granted to directors and officers of BancTrust, as to which they would have sole voting and investment power.

            Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires that BancTrust's directors and executive officers, and persons who own more than ten percent of BancTrust's common stock, file with the Securities and Exchange Commission reports relating to their ownership and changes in ownership of common stock and other equity securities of BancTrust. Management believes, based solely upon information furnished to BancTrust and written representations that no other reports were required, that all persons subject to the reporting requirements of Section 16(a) during 2002 filed the reports on a timely basis.

                         ELECTION OF DIRECTORS
                             Number and Term

        The Bylaws of BancTrust provide that the number of directors to be elected at the Annual Meeting will be fixed by resolution of the Board of Directors. The Board has adopted a resolution fixing at seventeen the number of directors to be elected at the 2003 Annual Meeting. The directors so elected will serve a term of one year.

                               Nominees

        The persons named below are the Board's nominees for election as directors, and each has agreed to serve if elected. All nominees are members of the current BancTrust Board of Directors.

John B. Barnett, III

A BancTrust director since 1996
Mr. Barnett, age 50, has been Executive Vice President since 1996 of BancTrust, Chairman since 1994, and a director since 1983, of the Monroeville Bank and a director since 1998 of the Trust Company. Mr. Barnett is Of Counsel to and a member of the law firm of Barnett, Bugg, Lee & Dyess, L.L.C., Monroeville, where he practiced law from 1983-2001. From 1983 until its merger with BancTrust, Mr. Barnett served as Vice President and a director of the Monroeville Bank's holding company.

Stephen G. Crawford

A BancTrust director since 1985
Mr. Crawford, age 63, a member of the Hand Arendall, L.L.C. law firm, Mobile, Alabama, has practiced law since 1964. Mr. Crawford has been a director of the Mobile Bank since 1986 and a director since 1998 of the Trust Company.

Haniel F. Croft

A BancTrust director since 1996
Mr. Croft, age 62, has been President since 1979, Chief Executive Officer since 1988, and a director since 1972, of the Monroeville Bank. From 1982 until its merger with BancTrust, Mr. Croft served as Vice President and a director of the Monroeville Bank's holding company.

David C. De Laney

A BancTrust director since 1985
Mr. De Laney, age 55, is President of First Small Business Investment Company of Alabama, Mobile, Alabama, a position he has held since 1978. Mr. De
Laney has been a director of the Mobile Bank since 1986.

Broox G. Garrett, Jr.

A BancTrust director since 1993
Mr. Garrett, age 54, is an attorney and partner in the law firm of Thompson, Garrett and Hines, L.L.P., Brewton, Alabama, where he has been employed since 1973. Mr. Garrett has been a director of the Brewton Bank since 1983 and a director of the Trust Company since 1998.

W. Dwight Harrigan

A BancTrust director since 1997
Mr. Harrigan, age 65, has alternated annually, since 1983, as President and Executive Vice President of Scotch Lumber Company, Fulton, Alabama. Mr. Harrigan has also served, since 1987, as Chairman of Harrigan Lumber Company, Monroeville, Alabama. Mr. Harrigan has been a director of the Mobile Bank since 1986.

James P. Hayes, Jr.

A BancTrust director since 1993
Mr. Hayes, age 55, is President of the Economic Development Partnership of Alabama, Birmingham, Alabama, a position he has held since August 2002. Mr. Hayes served as Senior Advisor and Executive Secretary to the Governor of the State of Alabama in 2001, as Senior Advisor to the Governor of Alabama and Director of the Alabama Development Office in 2000, and in 1999 as Revenue Commissioner for the State of Alabama. Mr. Hayes has served since 1985 as a director of the Brewton Bank.

Clifton C. Inge

A BancTrust director since 1985
Mr. Inge, age 66, has served since 1999 as a consultant for Willis of Mobile, Inc., Mobile, Alabama, a subsidiary of Willis Group Limited, insurance brokers. Mr. Inge is retired Chairman of the Board of Willis of Mobile, Inc., a position he held from 1991-1998. Mr. Inge has been a director of the Mobile Bank since 1986 and a director of the Trust Company since 1998.

W. Bibb Lamar, Jr.

A BancTrust director since 1989
Mr. Lamar, age 59, has been President, Chief Executive Officer and a director of BancTrust since 1989 and Chairman since 1998 and Chief Executive Officer and a director since 1989 of the Mobile Bank. Mr. Lamar has also been a director of the Trust Company since 1998. Mr. Lamar served as President of the Mobile Bank from 1989-1998.

John H. Lewis, Jr.

A BancTrust director since 2002
Mr. Lewis, age 61, has been President and Chairman of Lewis Communications, Inc., Mobile, Alabama, a full service advertising, marketing and public relations firm with offices in Mobile, Birmingham and Nashville, since 1976. Mr. Lewis has served as a director of the Mobile Bank since 1993.

Stratton F. Lewis, Jr.

A BancTrust director since 1999
Mr. Lewis, age 53, has been Executive Vice President of BancTrust since 1999, Chairman since 1994, and President, CEO and a director since 1987 of the Sweet Water Bank. Mr. Lewis served as Chairman from 1994-1999 and President, CEO and director from 1987-1999 of the Sweet Water Bank's holding company prior to its merger with BancTrust.

Thomas E. McMillan, Jr.

A BancTrust director since 1985
Mr. McMillan, age 54, has been President of the general partner of Smackco, Ltd., Brewton, Alabama, a limited partnership engaged in oil and gas development, since 1974. Mr. McMillan has been a director of the Brewton Bank since 1977.

J. Richard Miller, III

A BancTrust director since 1991
Mr. Miller, age 56, has been managing partner since 1992 of Miller Investments, a Brewton, Alabama partnership engaged in private investments. Mr. Miller has been a director of the Brewton Bank since 1990 and a director of the Mobile Bank since 1991.

Harris V. Morrissette

A BancTrust director since 1997
Mr. Morrissette, age 43, has been president of Marshall Biscuit Company, Inc., Mobile, Alabama, since 1994 and has also served as Chairman of Azalea Aviation, Inc. since 1993. Mr. Morrissette has been a director of the Mobile Bank since 1990. Mr. Morrissette is also a director of the following companies that file reports with the Securities and Exchange Commission:
EnergySouth, Inc. and The Williamsburg Investment Trust.

J. Stephen Nelson

A BancTrust director since 1993
Mr. Nelson, age 65, has been Chairman since 1993 of BancTrust and Chairman, since 1993, and a director, since 1979, of the Brewton Bank and has also been a director of the Trust Company since 1998. Mr. Nelson served as Chief Executive Officer of the Brewton Bank from 1984-1998.

Paul D. Owens, Jr.

A BancTrust director since 1997
Mr. Owens, age 57, is an attorney in the private practice of law in Brewton, Alabama, where he has practiced since 1970. Mr. Owens has been a director of the Mobile Bank since 1986.

Earl H. Weaver

A BancTrust director since 1993
Mr. Weaver, age 64, has been the sole proprietor of Earl H. Weaver Management Services, a timber, oil, gas and general management concern, since 1979.
Mr. Weaver has served since 1981 as a director of the Brewton Bank and since 1998 as a director of the Trust Company.

             ----------------------------------------

	Although the Board of Directors does not contemplate that any nominee named above will be unavailable for election, if vacancies occur unexpectedly the shares covered by the Proxy will be voted for the Board's substitute nominees, if any, or in such other manner as the Board of Directors deems advisable.

	The Articles of Incorporation and Bylaws of BancTrust permit the Board of Directors, between annual meetings of shareholders, to increase the membership of the Board and to fill any position so created and any vacancy otherwise occurring. They provide that any new director so elected holds office until the next annual shareholders' meeting.

                 DIRECTOR COMMITTEES AND ATTENDANCE

        The BancTrust Board of Directors held five meetings during 2002. The Board has the following standing committees: Executive, Audit and Personnel/ Compensation. The Executive Committee (whose members presently are Messrs. Crawford, Hayes, Lamar, Morrissette, Nelson, Owens and Weaver) between meetings of the Board may exercise all powers of the Board except as limited by the Bylaws. Actions taken by the Executive Committee are subject to ratification by the Board at its next regular meeting. There were no meetings of the Executive Committee in 2002. The reports of the Audit Committee and the Personnel/Compensation Committee are included in this Proxy Statement.

	During 2002, director Morrissette attended fewer than 75% of the total number of meetings of the Board of Directors of BancTrust and meetings of committees of which he was a member.

	Each bank subsidiary has standing committees composed of directors from their respective Boards. The Mobile Bank, Brewton Bank, Monroeville
Bank, Demopolis Bank, Sweet Water Bank, and Florida Bank all have a Finance (or Loan), Audit and Personnel (or Salary) Committee. In addition, the Mobile Bank and the Brewton Bank have Director Nominating Committees, and the Mobile Bank has an Executive Committee. The Trust Company has no director committees.

Report of the Audit Committee

	Pursuant to its charter as adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders, the systems of internal controls which management and the Board of Directors have established, and the audit process. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A. We met six times during 2002.

	We have reviewed and discussed with management the audited financial statements for BancTrust as of and for the year ended December 31, 2002. We have discussed with BancTrust's independent auditors, KPMG LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Auditing Standards Board of the American Institute of Certified Public Accountants.

	We have received and reviewed the written disclosures and the letter from KPMG LLP as required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditor the auditor's independence.

	Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in BancTrust's Annual Report on Form 10-K for the year ended December 31, 2002.

	In 2002, the Audit Committee was composed of four BancTrust directors, three of whom are named below. Kenneth R. McCartha also served on the Audit Committee until his death in February 2003. Each of the committee members met the requirements for independence set forth in the listing standards of the National Association of Securities Dealers, Inc. for the year 2002.

David C. De Laney, Chairman
Harris V. Morrissette
Earl H. Weaver

                           EXECUTIVE COMPENSATION

Compensation

	The table below reflects annual compensation for W. Bibb Lamar, Jr., Haniel F. Croft, F. Michael Johnson and Stratton F. Lewis, Jr. for services rendered in 2002, 2001, and 2000 to BancTrust and its subsidiaries, the Mobile Bank, the Monroeville Bank and the Sweet Water Bank.

                               SUMMARY COMPENSATION TABLE

                                Annual Compensation(1)            Long Term Compensation
                                -------------------------------   ----------------------
                                                                        Awards
                                                                  Shares Underlying  All Other
Name and Principal Position     Year    Salary($)  Bonus($)(2)       Options/SARs    Compensation($)(3)
                                -----   ---------  -----------    ------------------ ------------------
W. Bibb Lamar, Jr.              2002    $230,000   $80,000                 0           $15,851
CEO, President and Director,    2001    $205,000         0            10,080           $13,756
BancTrust; CEO, Chairman        2000    $185,000   $74,000             5,000           $14,668
and Director, Mobile Bank;
Director, Trust Company

Haniel F. Croft                 2002    $126,000   $30,600                 0           $ 9,838
Director, BancTrust;            2001    $126,000         0             3,080           $10,754
CEO, President and Director,    2000    $126,000   $21,632             1,500           $11,312
Monroeville Bank

F. Michael Johnson              2002    $124,000   $29,800                 0           $ 9,679
CFO and Secretary, BancTrust;   2001    $112,000         0             5,180           $10,450
CFO, Secretary and              2000    $105,000   $30,000             2,000           $ 8,573
EVP, Mobile Bank

Stratton F. Lewis, Jr.          2002    $112,100   $24,200                 0           $ 8,754
Director and EVP, BancTrust;    2001    $112,100         0             1,880           $ 9,759
CEO, Chairman, President and    2000    $112,100   $18,402             1,000           $ 9,108
Director, Sweet Water Bank


1 Although Messrs. Lamar, Croft, Johnson and Lewis each received perquisites and other personal benefits in the years shown, the value of these benefits did not exceed in the aggregate, for any one of them, the lesser of $50,000 or 10% of his salary and bonus in any year.

2 Amounts represented were paid by BancTrust for all years shown.

3 Represents employer matching and other contributions to the BancTrust
  Savings and Profit Sharing Plan for all years shown

---------------

Stock Options

	There were no stock option grants in 2002 to Mr. Lamar, Mr. Croft, Mr. Johnson or Mr. Lewis.

The following table includes information with respect to options exercised and unexercised options held by Mr. Lamar, Mr. Croft, Mr. Johnson and Mr. Lewis. All options shown have been adjusted for the 3 for 2 stock split in June 1998.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES

                                                      Number of Shares Underlying  Value of Unexercised
                    Shares                            Unexercised Options/         In-the-Money
                    Acquired on     Value             SARs Held At                 Options/SARs At
                    Exercise (#)    Realized ($)      December 31, 2002 (#)        December 31, 2002 ($)(1)
                    ------------    ------------      ---------------------------  ------------------------
Name                                               Exercisable  Unexercisable      Exercisable  Unexercisable
-----------------                                  -----------  -------------      -----------  -------------
W. Bibb Lamar, Jr.      0                 0           10,080             0                 0             0
                                                       5,000                               0             0
                                                      10,000                               0
                                                      11,250                               0
                                                       7,500                         $16,625
                                                       7,500                         $15,375
                                                       7,500                         $17,875
                                                       9,000                         $21,450
                                                      11,250                         $27,754

Haniel F. Croft         0                 0            3,080             0                 0             0
                                                       1,500                               0             0
                                                       4,000                               0
                                                       3,000                               0
                                                       7,500                         $15,375

F. Michael Johnson      0                 0            5,180             0                 0             0
                                                       2,000                               0             0
                                                       6,000                               0
                                                       3,000                               0
                                                       3,000                          $6,651
                                                       3,000                          $6,150
                                                       4,500                         $10,725
                                                       6,000                         $14,300

Stratton F. Lewis, Jr.  0                 0            1,880             0                 0             0
                                                       1,000                               0             0


(1) Based on the average of the low bid and high ask prices quoted in the Nasdaq SmallCap Stock Market on December 31, 2002, minus the exercise price.

-------------------

Pension Plans

        BancTrust maintains a pension plan and certain other long-term compensation plans, as described below.

	The following table reflects estimated annual benefits payable under the Retirement Plan for Employees of BancTrust in effect as of December 31, 2002, at various salary and years of service levels, assuming retirement at age 65. These benefits apply to all employees hired on or after January 1, 1995.

                        PENSION PLAN TABLE

Compensation      Years of Credited Service
------------  -----------------------------------------------
                  10      15      20      25      30      35
              -----------------------------------------------
$ 25,000      $ 2,500 $ 3,750 $ 5,000 $ 6,250 $ 7,500 $ 8,750
  50,000        5,000   7,500  10,000  12,500  15,000  17,500
  75,000        7,500  11,250  15,000  18,750  22,500  26,250
 100,000       10,000  15,000  20,000  25,000  30,000  35,000
 125,000       12,500  18,750  25,000  31,250  37,500  43,750
 150,000       15,000  22,500  30,000  37,500  45,000  52,500
 175,000       17,500  26,250  35,000  43,750  52,500  61,250
 200,000*      20,000  30,000  40,000  50,000  60,000  70,000
 225,000       20,000  30,000  40,000  50,000  60,000  70,000

*Maximum Compensation for 2002 under IRC 401(a)(17) is $200,000.



	The amounts shown are single life benefits computed under the BancTrust Plan's basic formula. The BancTrust Plan provides generally for a monthly benefit commencing at age 65 equal to 1% of the employee's average monthly base compensation during the highest 5 consecutive calendar years out of the 10 calendar years preceding retirement, multiplied by years of credited service, not to exceed 40 years. Alternative plan formulas, which are set forth below and which may apply to certain participants who participated in predecessor pension plans, result in a greater benefit. Joint and survivor benefits would be less. Social Security benefits do not affect payments made under the BancTrust Plan. As of December 31, 2002, Mr. Lamar was credited with 14 years of service, Mr. Croft was credited with 33 years of service, Mr. Johnson was credited with 17 years of service, and Mr. Lewis was credited with three years of service.

	Alternate Formulas. Employees employed before January 1, 1995, including Messrs. Lamar, Croft, and Johnson, are eligible to receive benefits under whichever of the following alternate formulas is most advantageous to the employee. Generally, the applicable formula cannot be determined until retirement.

	The following table reflects estimated annual benefits payable under The Bank of Mobile Pension Plan (the "BOM Plan") in effect as of December 31, 1994, at various salary and years of service levels, assuming date of birth after 1937 and retirement at age 65.

                      PENSION PLAN TABLE

Compensation    Years of Credited Service
-------------   -----------------------------------------------
                   10      15      20      25      30      35
                -----------------------------------------------
$ 25,000	$ 3,475	$ 5,213	$ 6,950	$ 8,688	$10,425	$10,425
  50,000          7,600  11,400  15,200  19,000  22,800  22,800
  75,000         11,725  17,588  23,450  29,313  35,175  35,175
 100,000         15,850  23,775  31,700  39,625  47,550  47,550
 125,000         19,975  29,963  39,950  49,938  59,925  59,925
 150,000         24,100  36,150  48,200  60,250  72,300  72,300
 175,000         28,255  42,382  56,510  70,637  84,765  84,765
 200,000*        32,350  48,525  64,700  80,875  97,050  97,050
 225,000         32,350  48,525  64,700  80,875  97,050  97,050

*Maximum Compensation for 2002 under IRC 401(a)(17) is $200,000.


	The amounts reflected are single life benefits computed under the BOM Plan's basic formula. The BOM Plan provides generally for a monthly benefit commencing at age 65 equal to 1% of the employee's average monthly base compensation during the highest 60 consecutive months out of the 120 months preceding retirement, plus

..65% of average monthly base compensation in excess of $833.33, multiplied by years of credited service, not to exceed 30 years. Alternative plan formulas, in some situations, might produce a greater benefit. Joint and survivor benefits would be less. Social Security benefits do not affect payments made under the BOM Plan.

	The following table reflects estimated annual benefits under the First National Bank Employees' Pension Plan (the "FNBB Plan") in effect as of December 31, 1994, at various salary and years of service levels and assumes retirement at age 65.

                         PENSION PLAN TABLE


Compensation    Years of Credited Service
------------- -------------------------------------------------
                  10      15      20      25      30      35
$ 25,000      $ 3,750 $ 5,625 $ 7,500 $ 9,375 $11,250  $13,125
  50,000        7,500  11,250  15,000  18,750  22,500   26,250
  75,000       11,250  16,875  22,500  28,125  33,750   39,375
 100,000       15,000  22,500  30,000  37,500  45,000   52,500
 125,000       18,750  28,125  37,500  46,875  56,250   65,625
 150,000       22,500  33,750  45,000  56,250  67,500   78,750
 175,000       26,250  39,375  52,500  65,625  78,750   91,875
 200,000*      30,000  45,000  60,000  75,000  90,000  105,000
 225,000       30,000  45,000  60,000  75,000  90,000  105,000

*Maximum Compensation for 2002 under IRC 401(a)(17) is $200,000.


	The amounts reflected are single life benefits computed under the FNBB Plan's basic formula. The FNBB Plan provides generally for an annual benefit commencing at age 65 equal to 1.5% of the final coverage compensation multiplied by years of benefit service. Final coverage compensation is defined as earnings including wages, salary, bonus, commissions, overtime and any other special compensation over the 5 consecutive calendar years out of the last 10 consecutive years that produces the highest average. Joint and survivor benefits would be less.

	Mobile Bank Supplemental Plan. The Mobile Bank maintains an unfunded and unsecured Supplemental Retirement Plan designed to supplement the benefits payable under the BancTrust Plan for certain key employees selected by the Mobile Bank's Board of Directors. Each participant was a participant in a pension plan of another bank prior to his employment by the Mobile Bank, and the Supplemental Plan is designed to afford the participant the same pension he would receive under the BancTrust Plan if he were given years-of-service credit as if he were employed by the Mobile Bank his entire banking career, reduced by benefits actually payable to him under the BancTrust Plan and any retirement benefit payable to him under any plan of another bank. Benefits for total and permanent disability are supplemented in the same manner.

	Because the Supplemental Plan is intended to complement benefits otherwise available to the participants, the exact amounts to be paid, if any, to any participant, including Mr. Lamar, cannot be determined until retirement or disability. Management of the Mobile Bank does not believe any current expense and any liabilities associated with the Supplemental Plan are material.

	Savings and Profit Sharing Plan. BancTrust maintains the BancTrust Financial Group, Inc. Savings & Profit Sharing Plan. Subject to certain employment and vesting requirements, all BancTrust personnel are permitted to participate in the plan. An eligible employee may defer up to 75% of his or her pay into the plan not to exceed the maximum allowed under Section 402(g) of the Internal Revenue Code and not to exceed the maximum allowed under Sections 401(k), 404 and 415. The employer makes a matching contribution as follows: $1.00 for $1.00 on the first 2%, $0.75 for $1.00 on the next 2% and $0.50 for $1.00 on the next 2%. For example, if an employee defers 6% of pay, that employee would receive a 4.5% matching contribution. At the beginning of each year the BancTrust Board of Directors sets the profit sharing goal, and at the end of the year the Board of Directors determines the amount of the profit sharing contribution to be made. The profit sharing contribution is allocated to each eligible employee based on an individual compensation to total participant compensation ratio.

Change in Control Compensation Agreements

	The Mobile Bank entered into a Change in Control Compensation Agreement with Mr. Lamar and Mr. Johnson on November 14, 1995. The
Monroeville Bank entered into a Change in Control Compensation Agreement with Mr. Croft on March 31, 1997. These Change in Control Compensation Agreements (the "Agreements") provide that if Mr. Lamar, Mr. Croft or Mr. Johnson, is terminated other than for "cause" (as defined), following a change in control, or if his assigned duties or responsibilities are diminished such that they are inconsistent with his present position, he will be entitled to receive a cash payment equal to three times his average annual earnings (as defined), in the case of Mr. Lamar, two times his average annual earnings in the case of Mr. Croft, and one and one-half times his average earnings in the case of Mr. Johnson. Certain other existing employee benefits are also available to each of Mr. Lamar, Mr. Croft and Mr. Johnson under terms of these Agreements for a period after termination of three years for Mr. Lamar and Mr. Johnson and eighteen months for Mr. Croft. The Agreements automatically renew each calendar year unless terminated by the Mobile Bank or the Monroeville Bank, as the case may be, at least 90 days prior to any December 31.

Compensation of Directors

	BancTrust directors who are not officers are paid a $2,800 annual retainer, $500 for each Board meeting attended and $250 for each committee meeting attended. BancTrust directors are also eligible to receive stock options under the South Alabama Bancorporation 2001 Incentive Compensation Plan.

Five Year Total Shareholder Return

	The following indexed graph compares BancTrust's five-year cumulative total shareholder return with the Nasdaq Market Index and with a published peer group industry index, prepared by Media General Financial Services, based on bank holding companies in the southeast regional section of the United States. The comparison assumes the investment of $100 on December 31, 1997, with dividends reinvested quarterly through December 31, 2002. Returns of each component issuer have been weighted according to that issuer's market capitalization.

[CHART]


                  ASSUMES $100 INVESTED ON DECEMBER 31, 1997

                                1997    1998     1999     2000     2001     2002
BANCTRUST FINANCIAL GROUP, INC. $100    $ 93.54  $ 78.10  $ 63.40  $ 68.90  $ 80.77
MGFS SOUTHEAST REGIONAL BANKS   $100      95.24    79.21    80.87   101.70   108.85
NASDAQ MARKET INDEX             $100     141.04   248.76   156.35   124.64    86.94


Equity Compensation Plan Information

	The following table sets forth certain information at December 31, 2002 with respect to BancTrust's equity compensation plans that provide for the issuance of options, warrants or rights to purchase BancTrust's securities.

                                                                        Number of Securities Remaining
                     Number of Securities to be   Weighted-Average      Available for Future Issuance
                     Issued upon Exercise of      Exercise Price of     under Equity Compensation Plans
                     Outstanding Options,         Outstanding Options,  (excluding securities reflected
Plan Category        Warrants and Rights          Warrants and Rights   in the first column)
Equity Compensation         360,000(1)                  $11.77              236,000(2)

Plans Approved by
Security Holders
Equity Compensation             N/A                        N/A                  N/A

Plans Not Approved
By Security Holders

1 Includes shares issuable pursuant to outstanding options under the Mobile
  National Corporation 1985 Stock Option Plan, the South Alabama Bancorporation 1993 Incentive Compensation Plan, and the South Alabama Bancorporation 2001 Incentive Compensation Plan.

2 Represents shares of BancTrust Common Stock which may be issued pursuant to future awards under the South Alabama Bancorporation 2001 Incentive Compensation Plan.


Compensation Committee Interlocks and Insider Participation

	No executive officer is a member of the Personnel/Compensation Committee. Stephen G. Crawford, a member of the Committee, is a member of the Hand Arendall, L.L.C. law firm, which serves as counsel for BancTrust, the Mobile Bank and the Trust Company.

Report of Personnel/Compensation Committee of the Board of Directors

General Policies

	The Personnel/Compensation Committee of the Board of Directors of BancTrust is responsible for recommending each year to the Board the salaries and bonuses of all BancTrust officers, the president of each of the subsidiary banks and the Trust Company and the chairman of The Monroe County Bank and Wewahitchka State Bank. The Committee also has oversight responsibility with respect to the compensation of all other executive officers of BancTrust's subsidiaries.

	BancTrust's compensation program is designed to attract and retain the best possible banking talent, to motivate its officers toward attainment of the Company's goals, to reward both individual contributions and overall business results and to link shareholder and management interests through long term equity-based plans.

	The Committee engaged a national consulting firm in 1999 to conduct a study of the BancTrust officer compensation program and to make recommendations to the Committee with respect to base salaries, stock option grants and bonus and other incentive programs. That firm conducted a survey of the total compensation of the BancTrust officers and senior executives of the subsidiaries. As a result of recommendations from the consulting firm, a new incentive bonus program was adopted, effective January 1, 2000. Beginning in 2001 base salaries have been set and stock options have been granted to key employees in a manner consistent with the overall plan. The bonus program is discussed below and the resulting base salary and bonus for the CEO are set out below under the heading "Chief Executive Compensation."

	Base Salary. Except as noted above, executive officer salaries are reviewed annually by the appropriate subsidiary personnel committee. Individual salaries are set only after consideration of the officer's level of responsibility, experience and individual performance, and review of external competitive practices. In order to determine external competitive practices the personnel committees review, and expect to continue to review, salary surveys conducted by independent compensation consulting firms. In establishing the base salaries of the executive officers the personnel committees consider the results of such surveys but may establish the base salary for executives above or below the averages indicated in those surveys. No specific criteria or goals are utilized in setting base salaries. The amounts paid in 2002 to the Chief Executive Officer and the Chief Financial Officer of BancTrust and to the Chief Executive Officers and Presidents of the Monroeville Bank and the Sweet Water Bank are shown in the Summary Compensation Table under the heading "Annual Compensation-Salary."

	Annual Performance Incentive Plan. With respect to the executive officers specified below, the Performance Incentive Plan provides for bonuses based in part on the achievement of certain individual goals set in advance by senior management, on the performance of BancTrust and on the performance of the individual subsidiaries. The relative weight given to each element varies as to each officer, although in each case 80% of the bonus is based upon financial performance and the remaining 20% is dependent upon individual performance. The Chairmen of the Board of the Monroeville Bank and Florida Bank, the President and Chief Executive Officer of the Monroeville Bank, the Chief Executive Officers of the Brewton, Sweet Water, Demopolis, and Florida Banks and the President of the Mobile Bank have an opportunity to earn year-end bonuses based on a combination of their individual goals, the performance of their respective banks and the performance of BancTrust. The President of the Trust Company participates based on the performance of the Trust Company and BancTrust, as well as his evaluation by senior management of BancTrust. The Chairman, President, Chief Financial Officer and Auditor of BancTrust have an opportunity to earn year-end bonuses based solely on the performance of BancTrust. All of the goals, both individual and corporate, are established at the beginning of the year. In accordance with BancTrust's Performance Incentive Plan described above, bonuses awarded to Mr. Croft, Mr. Johnson and Mr. Lewis for the year 2002, are shown in the Summary Compensation Table.

	Stock Options. Stock options are BancTrust's and its subsidiaries' principal long-term incentive vehicle. The Committee believes that stock options not only motivate and reward executives for exceptional performance, but also align their goals more closely with those of the BancTrust shareholders by affording the recipients an opportunity for stock ownership in BancTrust. The incentive compensation plan is designed to encourage a long-term perspective by providing a ten-year option term, which includes a nine-year exercise period and a one-year period after the date of grant during which the option cannot be exercised.

	The number of options awarded to each officer generally is tied to the officer's level of responsibility, with the result that senior executive officers typically receive greater awards than other officers. The Committee takes into consideration previous grants to an individual officer as well as other factors.

	The incentive compensation plan also permits grants of stock appreciation rights and restricted stock awards, although to date neither has been utilized by the Committee.

	There were no stock option grants to executive officers in 2002. The options previously granted and outstanding at year-end are shown in the table entitled "Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values."

	Other Compensation. Additionally, BancTrust's subsidiaries maintain broad-based employee benefit plans, including pension plans and 401(k) savings and profit sharing plans, as described elsewhere in this document in the section entitled "Pension Plans." Officers of BancTrust participate in such plans on the same basis as other employees.

Chief Executive Compensation

	The Committee meets in executive sessions to review the Chief Executive Officer's salary and from time to time, but not necessarily annually, consults with salary administration firms and/or uses compensation surveys with respect to competitors' practices. Compensation of the Chief Executive Officer is determined in accordance with the same basic factors as described above for other executive officers.

	The 2002 base salary increase for the Chief Executive Officer was established in accordance with the recommendations of the independent consultant described under "General Policies." The Committee is empowered to recommend to the Board the Chief Executive Officer's base salary in its discretion and without regard to particular factors. The Committee considered, however, the above referenced consultant's report as well as the achievement by BancTrust of certain financial and strategic objectives.

	The 2002 bonus for the Chief Executive Officer, determined in accordance with BancTrust's Performance Incentive Plan, was $80,000, an amount equal to approximately 34.7% of his 2002 salary. The CEO's bonus was based primarily on earnings performance of BancTrust and, to a lesser extent, on the Committee's review of individual performance, as provided in the plan.

	The Committee met four times in 2002. The members of the Committee are as follows:

Stephen G. Crawford
James P. Hayes, Jr.
Clifton C. Inge
Thomas E. McMillan, Jr.

                     CERTAIN TRANSACTIONS AND MATTERS

	Some of the directors, executive officers, and nominees for election as directors of BancTrust, as well as firms and companies with which they are associated, are and have been customers of its subsidiary banks and as such have had banking transactions, including loans and commitments to loan, with subsidiary banks during 2002. These loans and commitments to loan, including loans and commitments outstanding at any time during the period, were made in the ordinary course of business on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of subsidiary bank management, did not involve more than the normal risk of collectibility or present other unfavorable factors.

	Stephen G. Crawford, a director and nominee, is a member of the Hand Arendall, L.L.C. law firm, which serves as counsel for BancTrust, the Mobile Bank and the Trust Company. Broox G. Garrett, Jr., a director and nominee, is a partner in the law firm of Thompson, Garrett & Hines, L.L.P., which serves as counsel for the Brewton Bank and the Trust Company. John B. Barnett, III, a director, executive officer and nominee, is a member of the law firm of Barnett, Bugg, Lee & Dyess, L.L.C., which serves as counsel for the Monroeville Bank and which leases space for its offices from the Monroeville Bank.

                      INDEPENDENT ACCOUNTANTS

	On July 23, 2002, BancTrust dismissed its independent accountants, Arthur Andersen LLP ("Andersen"), and appointed KPMG LLP ("KPMG") as its new independent accountants, effective immediately. This determination followed BancTrust's decision to seek proposals from independent accountants to audit BancTrust's financial statements for the fiscal year ending December 31, 2002. The decision not to renew the engagement of Andersen and to retain KPMG was approved by BancTrust's Board of Directors upon the recommendation of a special Audit Selection Committee made up of several of BancTrust's Audit Committee members and 3 additional directors. Andersen's report on BancTrust's 2001 financial statements was issued earlier in March 2002, in conjunction with the filing of BancTrust's Annual Report on Form 10-K for the year ended December 31, 2001.

	During BancTrust's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 23, 2002, there were no disagreements between BancTrust and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

	The audit reports of Andersen on the consolidated financial statements of BancTrust and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

	None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within BancTrust's two most recent fiscal years and the subsequent interim period through July 23, 2002.

	During BancTrust's most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 23, 2002, BancTrust did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

	BancTrust requested that Andersen furnish a letter addressed to the Board of Directors of BancTrust stating whether Andersen agrees with the above statements. BancTrust was informed that Andersen no longer provides such letters.

	Fees billed to BancTrust by KPMG during the fiscal year ended December 31, 2002 were as follows:

	Audit Fees: The total fees for services rendered in connection with the audit of BancTrust's annual financial statements for the fiscal year and review of the financial statements included in BancTrust's quarterly reports on Form 10-Q were $110,000.

	Financial Information Systems Design and Implementation Fees: KPMG did not provide any services or advice to BancTrust regarding financial information systems design and implementation during the fiscal year.

	All Other Fees: KPMG billed BancTrust a total of $22,650 for audit related services, limited to registration statements, accounting consultation, benefit plan audits, and agreed upon procedures for the Trust Company, during the year ended December 31, 2002. The Audit Committee has determined that the provision of these audit related services by KPMG is compatible with KPMG's independence.

	KPMG will have representatives present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

                            OTHER MATTERS

	Management currently does not know of any other matters to be presented at the meeting.

	If a Proxy in the form enclosed is executed properly and is returned before the meeting, the shares represented thereby will be voted in accordance with the directions given in that Proxy. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions herein contained, "For" the Board of Directors' nominees in the election of directors. If any other matter is presented at the meeting, the shares will be voted in accordance with the recommendations of the Board of Directors. At any time prior to its exercise, a Proxy may be revoked by written notice or a subsequently dated Proxy delivered to the Secretary of BancTrust.

	Solicitation of proxies will be made initially by mail. In addition, proxies may be solicited in person or by telephone by directors, officers, and other employees of BancTrust and its subsidiaries. The cost of printing, assembling, and mailing this Proxy Statement and related material furnished to shareholders and all other expenses of solicitation, including the expenses of brokers, custodians, nominees, and other fiduciaries who, at the request of BancTrust, mail material to or otherwise communicate with beneficial owners of shares held by them, will be borne by BancTrust.

	The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the shareholders to take action at the meeting. Once a quorum is established, (i) directors must be elected by a majority of the votes cast; and (ii) any other action to be taken must be approved by a majority of the votes cast. Abstentions and shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as present for purposes of determining whether there is a quorum at the meeting. Nasdaq rules provide that brokers and nominees cannot vote the shares that they hold on behalf of other people either for or against certain matters without specific instructions from the person who beneficially owns those shares. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against the election of directors.

	Shareholder proposals intended to be submitted for consideration at the 2004 Annual Meeting of the Shareholders of BancTrust must be submitted in writing to and received by the Secretary of BancTrust not later than December 11, 2003 to be included in BancTrust's Proxy Statement and form of Proxy relating to that meeting. The named proxies for the 2004 annual meeting will have discretionary voting authority with respect to any shareholder proposal not received in writing by February 24, 2004, and they will exercise their authority in accordance with the recommendations of BancTrust's Board of Directors.

                                        /s/F. Michael Johnson
                                        F. Michael Johnson
                                        Chief Financial Officer
                                        and Secretary

Enclosures
April 9, 2003

APPENDIX A

                  BancTrust Financial Group, Inc.

                    Audit Committee Charter

Purpose

The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and the SEC, the systems of internal controls which management and the board of directors have established, and the audit process. In doing so, it is the responsibility of the audit committee to provide an open avenue of communication between the board of directors, management, the internal auditors, and the independent accountants.

Organization

* The audit committee shall be appointed annually by the Board of Directors.

* The audit committee shall be composed of at least three, but not more than five, independent directors.

* Only independent directors may be members of the audit committee. An independent director is a director who:

   1. Is not employed by the corporation or any of its affiliates for the current year or any of the past three years;

   2. Has not accepted any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

   3. Is not a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

   4. Is not a partner in, or a controlling shareholder or an executive officer of, any for profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

   5. Is not employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

* All members of the committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.

* At least one member of the committee shall have a background in financial reporting, accounting, or auditing.

* The Board or audit committee shall appoint one of the members of the audit committee as Chairperson.

In meeting its responsibilities, the committee shall:

General

* Have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

* Meet at least 4 times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

* Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

* Review and update the committee's charter, annually.

* Perform such other functions assigned by law, the company's charter or bylaws, or the board of directors.

Internal Controls and Risk Assessment

* Consider and review with management, the independent accountants and the director of internal auditing:

     * The effectiveness of or weaknesses in the company's internal controls including computerized information system controls and security, the overall control environment and accounting and financial controls.

     * Any related significant findings and recommendations of the independent accountants and internal auditing together with management's responses thereto.

Financial Reporting

* The audit committee or its chairperson shall review with management and the outside accountants filings with the SEC and other agencies containing the company's financial statements, including annual (10-K) and interim reports (10-Q), and consider whether the information contained in these documents is consistent with the information contained in the financial statements. The review should at a minimum include significant adjustments, management judgements and accounting estimates, significant new accounting policies, and disagreements with management.

* Review with management and the independent accountants at the completion of the annual audit:

* The company's annual financial statements and related footnotes.

* The independent accountants' audit of the financial statements and his or her report thereon.

* Any significant changes required in the independent accountants' audit plan.

* Any serious difficulties or disputes with management encountered during the course of the audit.

* The existence of significant estimates and judgements underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

* Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing principles.

* Provide Audit Committee disclosure in the company's proxy statement for its annual report disclosing whether all members are independent and;

	 i.	any information about committee members who are not
                independent and;

	ii.	that the audit committee has a formal audit committee charter.

* Audit committee should include a letter in the company's annual Proxy Statement disclosing whether or not, with respect to the prior fiscal year:

	i.	management has reviewed and discussed the audited financial
                statements with the audit committee or the chairman thereof, including a discussion of the quality of the accounting principles as applied and significant judgements affecting the company's financial statements;

	ii.	the outside auditors have discussed with the audit committee matters required to be discussed in Statement of Auditing Standards No. 61;

	iii.	the audit committee has discussed with the independent
                accountants the information required by ISB Standard 1 regarding auditor's independence;

	iv.	the audit committee, based on representations made by
                management and the outside auditors and reliance on the review and discussions conducted with management and the outside auditors pursuant to (i) and (ii) above, believes that the company's financial statements are fairly presented in conformity with Generally Accepted Accounting Principles
                (GAAP) in all material respects.

External Auditor

* Recommend to the board of directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

* Review the scope and approach of the annual audit with the independent accountants.

* Review the external auditors' identification of issues and business and financial risks and exposures.

* Confirm and assure the independence of the independent accountants on an annual basis.

* Instruct the independent accountants to communicate and report directly to the audit committee any serious difficulties or disputes with management.

Internal Auditor

* Ensure that subsidiary audit committees review and evaluate the scope, risk assessment and nature of the internal auditors' plans.

* Consider and review with management and the director of internal auditing:

* Significant findings during the year and management's responses thereto, including the timetables for implementation of the recommendations to correct weaknesses in internal control.

* Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

                      BANCTRUST FINANCIAL GROUP, INC.
               Proxy for Annual Meeting of Shareholders, May 15, 2003
                      Solicited by the Board of Directors

	KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of BancTrust Financial Group, Inc., do hereby nominate, constitute, and appoint Dan Britton and Kay I. McKee, and each of them, with full power to act alone, my true and lawful attorneys and proxies, with full power of substitution, for me and in my name, place, and stead, to vote all of the Common Stock of BancTrust Financial Group, Inc. standing in my name on its books on March 21, 2003, at the Annual Meeting of its shareholders to be held at 100 Saint Joseph St., Mobile, Alabama, on May 15, 2003, at 10:00 a.m. C.D.T., and at any adjournment thereof, with all powers that the undersigned would possess if personally present, conferring upon my said attorneys and proxies all discretionary authority permitted by applicable law and regulations, as follows:

1. Election of Directors.

___ FOR all nominees listed below (except  ___ AGAINST all nominees   __ABSTAIN
    as marked to the contrary below)           listed below

John B. Barnett, III, Stephen G. Crawford, Haniel F. Croft, David C. De Laney, Broox G. Garrett, Jr., W. Dwight Harrigan, James P. Hayes, Jr., Clifton C. Inge,
W. Bibb Lamar, Jr., John H. Lewis, Jr., Stratton F. Lewis, Jr., Thomas E. McMillan, Jr., J. Richard Miller, III, Harris V. Morrissette, J. Stephen Nelson, Paul D. Owens, Jr., and Earl H. Weaver.

(Instruction: To withhold your vote for any nominee, write that nominee's name in the space provided below.)


----------------------------------------------------------------------------

(Continued and to be signed on the other side)

2. Other Business.

   Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

	If properly executed and returned, the shares represented by this Proxy will be voted in accordance with the directions given herein. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions contained in the Board of Directors' Proxy Statement dated April 9, 2003, "FOR" the Board's nominees in the Election of Directors. If any other business is presented at the meeting the shares will be voted in accordance with the recommendations of the Board of Directors.

This Proxy may be revoked at any time prior to its exercise by delivery of written notice or a subsequently dated Proxy to the Secretary of BancTrust Financial Group, Inc.

Please date, sign, and mail this Proxy in the envelope provided.
Postage not necessary if mailed in the United States.

Number of
Shares             DATED: _______________________ , 2003

---------------    SIGNED: ____________________________

                   _____________________________________
                   (Please sign exactly as the name appears hereon. If stock is held in the names of joint owners, each should sign. Attorneys, Executors, Administrators, etc. should so indicate.)